EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES OCTOBER CASH DISTRIBUTION

Dallas, Texas, October 21, 2014 – Southwest Bank, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.190114 per unit, payable on November 17, 2014, to unitholders of record on October 31, 2014. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	18,000	87,000	$91.14	$7.22
Prior Month	19,000	172,000	$95.80	$6.40

Other

XTO Energy advised the trustee that current month underlying gas sales volumes declined primarily due to prior period purchaser adjustments.

For more information on the Trust, please visit our web site at www.crt-crosstimbers.com.

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Contact: Nancy G. Willis Vice President Southwest Bank,Trustee TollFree – 855-588-7839